                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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         was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                                                               December 26, 1998

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc. The meeting will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Tuesday, January 26, 1999 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

       It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

       Your continued support of and interest in Jacksonville Bancorp, Inc. are sincerely appreciated.

                     Sincerely,
                     /s/ JERRY M. CHANCELLOR

                     Jerry M. Chancellor
                     President and Chief Executive Officer

                           JACKSONVILLE BANCORP, INC.
                           COMMERCE AND NECHES STREETS
                            JACKSONVILLE, TEXAS 75766
                                 (903) 586-9861

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 1999

       NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Jacksonville Bancorp, Inc., ("Company") will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas on Thursday, January 26, 1999, at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

       1. To elect three directors of the Company for a three-year term and until their successors are elected and qualified;

       2 To ratify the appointment of Henry & Peters, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1999; and

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors of the Company has fixed December 11, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ SANDRA THOMPSON

                           Sandra Thompson, Secretary

December 26, 1998
Jacksonville, Texas

                           JACKSONVILLE BANCORP, INC.

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------


                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 1999

GENERAL

       This Proxy Statement is being furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Tuesday, January 26, 1999, at 10:00 a.m., Central Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 26, 1998.

VOTING RIGHTS

       Only the holders of record of the outstanding shares of the common stock, $0.01 par value per share, of the Company ("Common Stock") at the close of business on December 11, 1998 (the "Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 2,367,547 shares of Common Stock issued and outstanding.

       Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for approval of the proposal to ratify the independent auditors. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Voting Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum, but abstentions and broker non-votes will not affect the vote required to approve the proposals presented at the Annual Meeting.

PROXIES

       Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies.

       IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER OF COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

       A Company stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Jacksonville Bancorp, Inc., Commerce and Neches Streets, Jacksonville, Texas 75766, Attention: Secretary.

BENEFICIAL OWNERSHIP

       The following table sets forth information as to the Common Stock beneficially owned, as of December 11, 1998, by the only persons or entities known to the Company to be the beneficial owners of more than 5% of the Common Stock and by all directors and officers of the Company as a group.

                                           AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL             BENEFICIAL OWNERSHIP(1)      PERCENT OF CLASS
--------------------------------------------------------------------------------------------
Jacksonville Bancorp, Inc.                              202,048(2)           8.53%
Employee Stock Ownership Plan
Commerce and Neches Streets
Jacksonville, Texas  75766

First Union Corporation                                 191,400(3)           8.08%
One First Union Center
Charlotte, North Carolina
28288-0137

Directors:

Jerry M. Chancellor                                      42,778              1.81%

Bill W. Taylor                                           49,352              2.08%

Dr. Joe Tollett                                          35,878              1.52%

Ray W. Beall                                             18,921              0.80%

Robert F. Brown                                          19,962              0.84%

Charles Broadway                                         53,751              2.27%

W. G. Brown                                              72,638              3.07%

Officers:

Jerry Hammons                                            24,329              1.03%

All directors and officers of the
Company as a group (seven
persons)                                                317,609(4)          13.42%

----------------
(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Jacksonville Bancorp, Inc., Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Jacksonville Bancorp, Inc., Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Broadway, Chancellor, Beall, and Dr. Tollett, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 86,899, shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP Trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based upon a Schedule 13G filed on February 10, 1998, by First Union Corporation. First Union Corporation filed its ownership interests pursuant to Rule 13d-1(b)(ii)(G). The relevant subsidiaries are Evergreen Asset Management Group (IA) and Lieber and Company (IA). Evergreen Asset Management Group and Lieber and Company are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients.

(4) Includes in the case of all directors and officers of the Company as a group, (i) exercisable options to purchase 23,094 shares pursuant to the Company's 1994 Stock Incentive Plan, 1994 Directors' Stock Option Plan, and 1996 Stock Option Plan; (ii) 18,480 shares of Common Stock which were awarded to certain officers of the Company pursuant to the Company's 1994 Management Recognition Plan ("MRP"), and; the Company's 1996 MRP; and
       (iii) 17,522 shares of Common Stock allocated to the account of the officers in the Company's Employee Stock Ownership Plan (the "ESOP").


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

       Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during the fiscal year ended September 30, 1998, the

Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

                       AND DIRECTORS WHOSE TERMS CONTINUE

ELECTION OF DIRECTORS

       The Bylaws of the Company provide that the Board of Directors shall be divided into three classes which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of three years and until their successors are elected and qualified.

       At the Annual Meeting, stockholders of the Company will be asked to elect three directors of the Company for a three-year term and until their successors are elected and qualified. The nominees for election as directors were selected by the Nominating Committee of the Board of Directors and, each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting. No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, other than that W.G. Brown and Dr. Joe Tollett are cousins and that Robert F. Brown is the son of W.G. Brown and the nephew of Dr. Joe Tollett.

       If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

       The following tables present information concerning each nominee for director and each director whose term continues and reflects his tenure as a director of the Company (including service as a director of Jacksonville Savings Bank ("Jacksonville" or the "Bank")), his principal occupation during the past five years as well as the number of shares of Common Stock beneficially owned by each such person as of the Voting Record Date. Except for Jerry Hammons, each nominee and each director has been a director of the Company since its formation in 1996.

                    NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM

                                                                                             Common Stock
                                                                                        Beneficially Owned as of
                                                                                          December 11, 1998(1)
                                                                                       ----------------------------
                                         Position with the Bank and
                                            Principal Occupation         Director
    Name                   Age           During the Past Five Years        Since        No.                 %

-------------------------------------------------------------------------------------------------------------------
Charles Broadway           65             Director, Chief Executive         1981       53,751(1)          2.27%
                                          Officer of the Company
                                          (since 1983 of the Bank)
                                          President of the Company
                                          and of the Bank until July
                                          1, 1996.  Mr. Broadway
                                          retired as Chief Executive
                                          Officer of the Company and
                                          the Bank in December of
                                          1996

W. G. Brown                82             Chairman of the Board and         1953       72,638(2)          3.07%
                                          Director; Owner of Brown
                                          Lumber Industries,
                                          Jacksonville, Texas

Jerry Hammons              55             Senior Vice President of             -       24,329(3)          1.03%
                                          Jacksonville Savings Bank
                                          since June 1996, Director of
                                          Jacksonville Savings Bank
                                          since January 1998, and
                                          First Vice President of
                                          Jacksonville Savings Bank
                                          since October 1, 1993


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE

                        NOMINEES BE ELECTED AS DIRECTORS

                      DIRECTORS WITH TERMS EXPIRING IN 2000

                                                                                              Common Stock
                                                                                         Beneficially Owned as of
                                                                                           December 11, 1998(1)
                                                                                       ----------------------------
                                         Position with the Bank and
                                          Principal Occupation           Director
    Name                   Age           During the Past Five Years      Since         No.                 %

-------------------------------------------------------------------------------------------------------------------
Jerry M. Chancellor        57             Director, Chief Executive      1984          42,778(4)          1.81%
                                          Officer of the Company and
                                          the Bank since December
                                          1996.  Executive Vice
                                          President (from 1983 until
                                          1996) of the Bank;
                                          President of the Company
                                          and the Bank since July,
                                          1996.

Bill W. Taylor             58             Director and Senior Vice       1993          49,352(5)          2.08%
                                          President (since 1984) of
                                          the Bank, and Executive
                                          Vice President of the
                                          Company and the Bank
                                          since July, 1996.

Dr. Joe Tollett            69             Director; Retired              1973          35,878(6)          1.52%
                                          pediatrician


                      DIRECTORS WITH TERMS EXPIRING IN 2001

                                                                                              Common Stock
                                                                                         Beneficially Owned as of
                                                                                           December 11, 1998(1)
                                                                                       ----------------------------
                                           Position with the Bank and
                                            Principal Occupation         Director
    Name                   Age            During the Past Five Years     Since          No.                %

-------------------------------------------------------------------------------------------------------------------
Ray W. Beall               69             Director, Retired, formerly    1966          18,921(7)          0.80%
                                          senior executive for Beall's
                                          Department Store

Robert F. Brown            50             Chief Operating Officer,       1995          19,962(8)          0.84%
                                          Brown Lumber Industries,
                                          Jacksonville, Texas, since
                                          1994; partner of Shapiro-
                                          Brown, Dallas, Texas, a
                                          management company for
                                          multi-family properties

---------------------

(1) Includes 15,947 shares held jointly with Mr. Broadway's wife, 22,766 shares which may be acquired upon the exercise of stock options, 1,511 shares of restricted stock granted pursuant to the Company's management recognition plans, 4,739 shares allocated to his account in the ESOP, 1,511 shares of restricted stock granted pursuant to the Company's management recognition plans which vested on October 22, 1998, and 3,777 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998.

(2) Includes 282 shares held as custodian for Mr. Brown's children, 35,446 shares held by a company which Mr. Brown owns, 24,886 shares held in a family trust, 9,393 shares which may be acquired upon the exercise of stock options, 648 shares of restricted stock granted pursuant to the Company's management recognition plan, 647 shares of restricted stock granted pursuant to the Company's management recognition plan that vested on October 22, 1998 and 1,618 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998

(3) Includes 2,834 shares held jointly with his wife, 1,200 shares held by his wife, 6,819 shares which may be acquired upon the exercise of outstanding stock options, 1,100 shares of restricted stock granted pursuant to the Company's management recognition plans, 2,750 shares which may be acquired upon the exercised stock options that vested on October 22, 1998, and 3,607 shares allocated to his account in the ESOP.

(4) Includes 15,360 shares which may be acquired upon the exercise of outstanding stock options, 2,404 shares of restricted stock granted pursuant to the Company's management recognition plan, 2,404 shares of restricted stock granted pursuant to the Company's management recognition plans that vested on October 22, 1998 and 6,010 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998, and 4,945 shares allocated to his account in the ESOP.

(5) Includes 808 shares held jointly with Mr. Taylor's children, 383 shares held jointly with his wife, 18,021 shares which may be acquired upon the exercise of outstanding stock options, 2,282 shares of restricted stock granted pursuant to the Company's management recognition plans, 2,282 shares of restricted stock granted pursuant to the Company's management recognition plans that vested on October 22, 1998 and 5,703 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998, and 4,231 shares allocated to his account in the ESOP.

(6) Includes 9,393 shares which may be acquired upon the exercise of stock options, 648 shares of restricted stock granted pursuant to the Company's management recognition plans, 647 shares of restricted stock granted pursuant to the Company's management recognition plans that vested on October 22, 1998 and 1,618 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998, 9,030 shares held in trust with his wife, 3,804 shares held by a limited partnership, and 3,630 shares owned by his wife.

(7) Includes 7,102 shares which may be acquired upon the exercise of stock options, and 648 shares of restricted stock granted pursuant to the Company's management recognition plans, 648 shares of restricted stock granted pursuant to the Company's management recognition plans that vested on October 22, 1998 and 1,618 shares which may be acquired upon the exercise of stock options that vested on October 22, 1998.

(8) Includes 7,659 shares held jointly with his wife and 10,000 shares held in trust for his children.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

       Regular meetings of the Board of Directors of the Company are held once a month and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were 12 meetings of the Board of Directors of the Company held during fiscal 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1998 and the total number of meetings held by all committees of the Board on which the director served during such year.

       The Company's business is primarily conducted through Jacksonville, a Texas-chartered savings bank and a wholly owned subsidiary of the Company. The Board of Directors of Jacksonville has established various committees, including Audit, Investment, REO Disposition and Salary committees.

       The Audit Committee reviews and makes recommendations regarding Jacksonville's annual audit and meets on an as needed basis. The Audit Committee currently consists of Messrs. Brown and Taylor. The Audit Committee met once in fiscal 1998.

       The REO Disposition Committee reviews proposed real estate owned ("REO") transactions and marketing strategies for approval and approves the disposition of particular parcels of real estate owned. The REO Disposition Committee currently consists of each member of the Board of Directors. The REO Disposition Committee meets quarterly and met four times in fiscal 1998.

       The Compensation Committee reviews and makes recommendations to the Board on employee salaries. The Compensation Committee currently consists of Ray Beall, Dr. Joe Tollett, Jerry Chancellor and Bill W. Taylor. The Compensation Committee meets on an as needed basis and met once in fiscal 1998.

       Jacksonville's Board of Directors generally reviews and makes recommendations with respect to investment policies and practices. In the absence of such Board action, the Investment Committee, currently consisting of Messrs. Chancellor and Taylor and Dr. Tollett, has the authority to act in such capacity. In fiscal 1998, there were 19 meetings of the Investment Committee.

       The entire board of directors serves as the Nominating Committee and each year nominates individuals for election as directors of the Company. The Nominating Committee met once time during fiscal 1998. The Nominating Committee will consider nominations made by shareholders in conformance with the Company's Articles of Incorporation.

DIRECTORS' COMPENSATION

       During the fiscal year ended September 30, 1998, each member of the Board of Directors was paid $700 for each Board meeting attended of the Bank attended, and beginning January 1, 1998, $100 for each Company meeting attended. Committee members otherwise do not receive any fees for committee meetings.

       Outside directors received $250 per loan committee meeting and, after January 1, 1998, $275 per meeting. All directors receive an annual director's fee of $2,000 as director of Jacksonville Savings and Loan Corporation. The wholly owned subsidiary of Jacksonville Savings Bank.

       The Company also maintains the 1996 Stock Option Plan pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted options to purchase an aggregate of 24,276 shares of Common Stock at an exercise price of $12.625 per share. In addition, the Company maintains the 1996 MRP pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted an aggregate of 9,708 shares of restricted stock and Messrs. Broadway, Chancellor and Taylor were granted 7,554, 12,020, and 11,407 shares of restricted stock, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY

       The following table sets forth a summary of certain information concerning the compensation awarded to or paid by Jacksonville for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer of Jacksonville and any other executive officer of Jacksonville who received salary and bonuses aggregating more than $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                                     -------------------                ----------------------
                                                                                                                          ALL OTHER
                                                                                             AWARDS          PAYOUTS    COMPENSATION
                                                                                             ------          -------    ------------
NAME AND PRINCIPAL         FISCAL                             OTHER ANNUAL
     POSITION               YEAR     SALARY(1)      BONUS    COMPENSATION(2)
------------------         ------    ---------      -----    ---------------                 RESTRICTED
                                                                                OPTIONS     STOCK AWARDS       LTIP
                                                                                     (3)             (4)     PAYOUTS
                                                                                --------    ------------     -------
Jerry M. Chancellor(5)      1998     $115,406     $26,089           -                --              --        $--        $33,945(6)
Chief Executive             1997      109,269      16,408           -            30,050        $152,752          -         65,200
Officer                     1996       97,244      16,408           -                --              --          -         29,340

Bill W. Taylor              1998      $96,050     $21,241           -                --              --        $--        $37,194(7)
Executive Vice              1997       89,221      13,159           -            28,518        $144,013          -         59,393
President and Chief         1996       80,996      13,159           -                 -                         --         30,272
Financial Officer
Jerry Hammons               1998      $84,116     $18,249           -             6,819         $21,038        $--        $32,486(8)
Senior Vice President


(1) Includes directors fees and fees for services as an officer and director of JS&L Corp., a subsidiary of Jacksonville.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues. The costs to Jacksonville of providing such benefits to the named executive officer during the year ended September 30, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(3) Consists of awards granted pursuant to the Company's 1996 Stock Option Plan during the years ended September 30, 1998. Options granted under the 1996 Stock Option Plan vest over a five year period at the rate of 20% per year, beginning on October 22, 1997.

(4) Represents the value of shares granted under the 1996 Management Recognition Plan and Trust. Shares under the 1996 Management Recognition Plan and Trust will vest over a five-year period at the rate of 20% per year, and commenced on October 22, 1997. Dollar amount is equal to number of shares awarded times the market price of the shares at October 22, 1997 of $19.125.

(5) Mr. Chancellor became president of the Company and Jacksonville on July 9, 1996, prior to that date, Mr. Broadway had served as president and chief executive officer.

(6) Includes (i) a premium of $4,602 paid to fund a deferred compensation plan, (ii) a matching contribution of $3,905 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 1,628 shares allocated to Mr. Chancellor's account in the Company's ESOP which shares had a market value of $25,438 at September 25, 1998, based on a share price of $15.625.

(7) Includes (i) a premium of $10,092 paid to fund a deferred compensation plan, (ii) a matching contribution of $3,180 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 1,531 shares allocated to Mr. Taylor's account in the Company's ESOP which shares had a market value of $23,922 at September 25, 1998, based on a share price of $15.625.

(8) Includes (i) a premium of $9,614 paid to fund a deferred compensation plan, (ii) a matching contribution of $2,731 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 1,289 shares allocated to Mr. Hammons' account in the Company's ESOP which shares had a market value of $20,141 at September 25, 1998, based on a share price of $15.625.

       The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the year ended September 30, 1998 and options held at September 30, 1998.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END VALUES
     -------------------------------------------------------------------


                    Shares Acquired
                           on                               Number of Exercisable           Value of Exercisable Options
Name                    Exercise      Value Realized          Options at Year End            at September 30, 1998(1)
----                ---------------   --------------        ---------------------           ----------------------------
                                                                                Not                              Not
                                                        Exercisable         Exercisable     Exercisable       Exercisable
                                                        -----------         -----------     -----------       -----------
Jerry M. Chancellor        --               --               15,359              24,040      $239,984           $375,620
Bill W. Taylor             -                 -               18,021              22,815      $281,578           $356,484
Jerry Hammons              -                 -                6,819              11,000      $106,546           $171,875

(1) Based on a per share market price of $15.625 as of September 30, 1998 as adjusted for the exchange of Jacksonville common stock for Company Common Stock in the Conversion and Reorganization, using exercise prices of $7.05 and $12.625. Options listed as exercisable include those that became exercisable on October 22, 1997. Options granted during fiscal year 1998 vest over five years at the rate of 20% per year.

EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements will Messrs. Broadway, Chancellor and Taylor (the "Executives"). The employment agreements provide each officer with a three-year term of employment subject to additional one-year extensions at the discretion of the Board of Directors.

       The employment agreements are terminable with or without cause by the Company. The Executives have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Company for cause, disability, retirement or death. However, in the event that (i) an Executive terminates his employment because of failure of the Company to comply with any material provision of the employment agreement or (ii) the employment agreement was terminated by an Executive for Good Reason, as defined, an Executive would be entitled to 3.00 or 2.99 times, respectively, the average annual compensation, as defined, paid to him by the Company during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as an employee of the Company as well as continued participation in employee benefit plans of the Company until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreements to include failure to comply with a material portion of the agreements or the assignment by the Company to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Company prior to a change of control of the Company.

       The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment by the Executive following a change in control are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder would be reduced, in the manner determined by the Company, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Company for federal income tax purposes. Excess parachute payments generally would be defined as payments in excess of three times the recipient's average annual compensation from the Company includible in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the Company or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by the Company as compensation expense of federal income tax purposes.

       Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management does not believe that the terms thereof would have a significant anti-takeover effect.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee ("Committee") of the Jacksonville's Board of Directors, which is comprised of Messrs. Chancellor, Taylor, Beall and Tollett reviews compensation and benefits and recommends to the Board of Directors adjustments in such compensation. Neither Mr. Chancellor nor Mr. Taylor participated or voted on his individual compensation. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers for 1998 is set forth below.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       The charter of the Committee is to assist the Company in carrying out its responsibility to evaluate, initiate and oversee executive compensation arrangements and shareholder-approved benefit plans. The overall goals of the Committee are to assist the Company in attracting and retaining qualified management and rewarding these individuals for performance goals that are achieved.

       The Compensation Committee annually evaluates the salary and bonuses paid to the three executive officers of Jacksonville. Compensation reports of institutions of comparable size and complexity of operations are reviewed in setting compensation levels. The overall goal of the Committee is to assist the Company in attracting and retaining qualified management. We feel the base compensation paid to the executive officers is commensurate within the financial institution marketplace.

       Incentive bonuses were paid in November of 1998 to all employees of Jacksonville for financial goals achieved in 1998. All three executive officers received bonuses in amounts of $26,089, $21,241, and $18,249 for Messrs. Chancellor, Taylor and Hammons, respectively.

       Following a review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Neither Mr. Chancellor nor Mr. Taylor participated or voted on their individual compensation packages.

                               Jerry M. Chancellor
                                 Bill W. Taylor
                                  Ray W. Beall
                                Dr. Joe Tollett

PERFORMANCE GRAPH

       The following graph compares the yearly cumulative total return on the Common Stock for the period beginning March 29, 1996, the date the Company converted to a stock company and its stock began trading with (i) the yearly cumulative total return on the stocks included in the S&P 500 Total Return Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities All Thrifts Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable year.

                                    [GRAPHIC]

                                                           PERIOD ENDING
                                 ---------------------------------------------------------------------
INDEX                                   4/2/96    9/30/96    3/31/97    9/30/97    3/31/98    9/30/98
------------------------------------------------------------------------------------------------------
Jacksonville Bancorp, Inc.              100.00     130.24     154.56     182.05     217.63     169.36
S&P 500                                 100.00     106.08     117.92     148.88     174.53     162.37
SNL Thrift Index                        100.00     112.53     138.88     195.54     232.35     175.31

INDEBTEDNESS OF MANAGEMENT

       Jacksonville, in the ordinary course of business, makes available to its directors and executive officers mortgage loans on their primary residences, consumer loans and loans on their savings accounts. Such loans are made on the same terms as comparable loans to other borrowers.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board of Directors of the Company has appointed Henry & Peters, P.C. as independent auditors for the Company for the year ending September 30, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Henry & Peters, P.C. that neither the firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. Henry & Peters, P.C. will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HENRY & PETERS, P.C., AS INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 1999.

                                 OTHER MATTERS

       Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                              STOCKHOLDER PROPOSALS

       Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company must be received at the office of the Company no later than October 27, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

       Stockholders of the Company as of the record date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended September 30, 1998 ("Annual Report"). Included in the Annual Report are the financial statements of the Company as of September 30, 1998 and 1997 and for each of the years in the three-year period ended September 30, 1998, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT FOR THE YEAR ENDED SEPTEMBER 30, 1998. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JACKSONVILLE BANCORP, INC., COMMERCE AND NECHES STREETS, JACKSONVILLE, TEXAS 75766, ATTENTION: SECRETARY.

       THE ANNUAL REPORT ON FORM 10-K IS NOT A PART OF THIS PROXY STATEMENT.

                                 REVOCABLE PROXY
                           JACKSONVILLE BANCORP, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JACKSONVILLE BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 1999 AND AT ANY ADJOURNMENT THEREOF.

       The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on January 26, 1999, at 10:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as specified on the reverse side.

       The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed on the reverse side and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.
PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

       Shares of common stock of the Company will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2. AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

                   Please mark
                   your vote as     [X]
                   indicated in
                   this example

1.  Election of Directors            Nominees for three-year term: Charles Broadway, W. G. Brown and Jerry Hammons


FOR all nominees                     WITHHOLD                                 To withhold authority to vote for any individual
listed to the right (except          authority to vote for all                nominee, write the name of the nominee in the space
as marked to the contrary)           nominees listed to the                   provided below:
                                     right                                    ______________________________________________________
        [  ]                                  [  ]

2. Proposal to ratify the appointment of Henry & Peters, P.C. as the          In their discretion, the proxies are authorized to
Company's Independent auditors for the fiscal year ending September 30,       vote person as a director if the nominee is unable
1999.                                                                         to serve or for good will not serve, matters
                                                                              incident to the conduct of the meeting, and upon
                                                                              such other matters as may properly come before the
                                                                              meeting.

             FOR                    AGAINST               ABSTAIN             The undersigned hereby acknowledges receipt of the
                                                                              Notice of Annual Meeting of Stockholders of
            [  ]                     [  ]                   [  ]              Jacksonville Bancorp, Inc called for January 26,
                                                                              1999, a Proxy Statement for the Annual Meeting and
                                                                              the Annual Report to Stockholders.

                                                                              Dated:                            , 1999
                                                                                    ---------------------------
                                                                              ----------------------------------------
                                                                              ----------------------------------------
                                                                              Signature(s)
                                                                              PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS
                                                                              PROXY. ONLY ONE SIGNATURE IS REQUIRED IN THE CASE OF
                                                                              A JOINT ACCOUNT. WHEN SIGNING IN A REPRESENTATIVE
                                                                              CAPACITY, PLEASE GIVE TITLE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS
PROXY CARD USING THE ENCLOSED ENVELOPE.